UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2015

Hipcricket, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 110th Avenue NE, Suite 410
Bellevue, WA  98004
(Address of Principal Executive Offices)

(855) 423-5433
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

Asset Purchase Agreement

On January 20, 2015, Hipcricket, Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with SITO Mobile Ltd., a Delaware corporation (“SITO Mobile”), pursuant to which SITO Mobile agreed to acquire substantially all of the Company’s assets for aggregate consideration of  approximately $4.5 million.  SITO Mobile also has agreed to provide certain debtor-in-possession financing, as described below.

The Asset Purchase Agreement is subject to a number of closing conditions, including, among others, (i) the approval of the Bankruptcy Court in the Chapter 11 Case, as described in Item 1.03 below; (ii) the accuracy of representations and warranties of the parties; and (iii) material compliance with the obligations set forth in the Asset Purchase Agreement.

The asset purchase pursuant to the Asset Purchase Agreement is expected to be conducted under the provisions of Section 363 of the Bankruptcy Code (as defined below) and will be subject to proposed bidding procedures and receipt of a higher and better bid at auction.  Upon entry by the Bankruptcy Court, the bidding procedures order will provide that SITO Mobile is the “stalking horse” bidder for the assets identified in the Asset Purchase Agreement.  The Asset Purchase Agreement calls for the Company to pay a break-up fee to SITO Mobile equal to $225,000 upon the consummation of an alternate transaction involving the sale of a material portion of the Company’s assets  to any person or entity other than SITO Mobile.  The Asset Purchase Agreement, subject to Bankruptcy Court approval, also provides for reimbursement of $100,000 of expenses incurred by SITO Mobile in connection with the Asset Purchase Agreement.

DIP Financing

In conjunction with the Asset Purchase Agreement and the Chapter 11 Case, SITO Mobile has agreed to provide debtor-in-possession financing (the “DIP Financing”) to support the Company’s continued operations during the pendency of the Chapter 11 Case.  The DIP Financing is evidenced by a debtor-in-possession promissory note (the “DIP Note”) providing for a secured multiple draw term loan credit facility of up to $3.4 million. The DIP Financing is subject to Bankruptcy Court approval.

Maturity

The maturity date of the DIP Note is April 3, 2015, subject to shortening as a result of the occurrence of an event of default.

Interest, Security and Guarantees

Interest on the DIP Note is payable in cash at a per annum rate equal to 13%.  Subject to certain carve-outs and exceptions, the Company’s obligations under the DIP Note are secured by all pre-petition and post-petition assets of the Company.

Other Terms and Conditions

The DIP Note includes customary provisions, including, among others, certain representations and warranties, affirmative and negative covenants and events of default.  Additionally, funding under the DIP Note requires that the Company comply with a budget approved by the Bankruptcy Court through interim and final orders.  Failure to comply with the approved budget is an event of default under the DIP Note.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.03                      Bankruptcy or Receivership.

On January 20, 2015, the Company filed a voluntary petition for reorganization relief under the provisions of the title 11 of chapter 11 of the United States Code (‘Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Company’s caption and case number is In re Hipcricket, Inc., Case No. 15-10104 (the “Chapter 11 Case”).  The Company plans to continue to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

A copy of the Company’s press release dated January 21, 2015, announcing the bankruptcy filing is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04                      Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Case constituted an event of default under and triggers the right of Fast Pay Partners LLC (“Fast Pay”) to accelerate repayment of  the Company’s obligations under the accounts receivable-based credit facility (the “Facility”) created under the Financing and Security Agreement between the Company and Fast Pay effective June 2, 2014, as amended.  As a result, obligations owing to Fast Pay under the Facility would become immediately due and payable, subject to applicable provisions of the Bankruptcy Code.  The approximate amount such obligations was $1,700,000 at January 20, 2015.  The Company believes that actions to enforce the payment obligations under the Fast Pay Facility are stayed as a result of the Chapter 11 Filing.

Item 7.01                      Regulation FD Disclosure.

Additional Information about the Chapter 11 Case

For access to the Bankruptcy Court documents and other general information about the Chapter 11 Case, please visit www.omnimgt.com/hipcricket.  Information contained on, or that can be accessed through such website is not part of this Current Report.

Modified SEC Reporting

During the pendency of the Bankruptcy Case, the Company will adopt a modified reporting program with respect to its reporting obligations under the federal securities laws.  In lieu of continuing to file Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K under Section 15(d) of the Securities Exchange Act of 1934, the Company will each month file with the SEC a Current Report on Form 8-K that will have attached to it the monthly financial reports required by the Bankruptcy Court.  Such bankruptcy filings are generally made on the 20th day of each month covering the prior month's operations, provided that an initial operating report is required to be filed on February 4, 2015.  The Company will be conferring with the Office of the United States Trustee in Delaware regarding the specific timing for filing monthly operating reports in this Chapter 11 case.  The Company will continue to file Current Reports on Form 8-K as is required by the federal securities laws.  The Company believes that this modified reporting program is consistent with the protection of its investors as set forth in SEC Release No. 34-9660 (June 30, 1972).

Cautionary Note Regarding the Chapter 11 Case

The Company’s stockholders are cautioned that trading in shares of the Company’s common stock during the pendency of the Chapter 11 Case will be highly speculative and will pose substantial risks.  The Company expects that the currently outstanding shares of its common stock will be cancelled and extinguished upon confirmation of a restructuring plan by the Bankruptcy Court.  In such an event, the Company’s stockholders would not be entitled to receive or retain any cash, securities or other property on account of their cancelled shares of common stock.  As a result, the Company expects that its currently outstanding stock has no value.  Trading prices for the Company’s common stock may bear little or no relation to actual recovery, if any, by holders thereof in the Company’s Chapter 11 Case.  Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding future events and Hipcricket’s future financial operations. These forward-looking statements are based on current expectations, estimates and projections about the business of the Company, including, but not limited to expectations regarding the Asset Purchase Agreement, the DIP financing and the Chapter 11 Case. These statements are based upon management’s current belief and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements, including, but not limited to, the potential adverse impact of the bankruptcy filing on our business, financial condition and results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business; the actions and decisions of our creditors and other third parties with interests in the Chapter 11 Case; our ability to maintain liquidity to fund our operations during the Bankruptcy Case; our ability to obtain Bankruptcy Court approvals in connection with the Chapter 11 Case, including approvals relating to proposed sale bidding procedures, the DIP Financing and the proposed sale of assets; our ability to consummate any transactions once approved by the Bankruptcy Court and the time to consummation of such transactions; the timing and amount, if any, of distributions to the Company’s stakeholders; and competitive, economic, legal, political and technological factors affecting our industry, operations, markets, products and pricing. Readers should carefully review the risk factors and the information that could materially affect our financial results, described in our Annual Report on Form 10-K for the fiscal year ended February 28, 2014 and other reports filed with the Securities and Exchange Commission. Readers are cautioned not place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

No.	Description
2.1	Asset Purchase Agreement by and between Hipcricket, Inc. and SITO Mobile, Ltd. dated as of January 20, 2015*
99.1	Press Release issued January 21, 2015

*The schedules and exhibits referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hipcricket, Inc.
(Registrant)

Date: January 22, 2015	By:	/s/ Todd E. Wilson
Todd E. Wilson
Chief Executive Officer